EXHIBIT 21.1

KIRBY CORPORATION

PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Domicile of Incorporation
KIRBY CORPORATION — PARENT AND REGISTRANT	Nevada

SUBSIDIARIES OF THE PARENT AND REGISTRANT
Kirby Corporate Services, LLC(1)	Delaware
KIM Holdings, Inc.(1)	Delaware
Kirby Terminals, Inc.(1)	Texas
Sabine Transportation Company(1)	Delaware
AFRAM Carriers, Inc.(1)	Delaware
Kirby Engine Systems, Inc.(1)	Delaware
Kirby Tankships, Inc.(1)	Delaware
Kirby Ocean Transport Company(1)	Delaware

CONTROLLED CORPORATIONS
KIM Partners, LLC (Subsidiary of KIM Holdings, Inc.)(1)	Louisiana
Kirby Inland Marine, LP (KIM Holdings, Inc. 1% General Partner, KIM Partner, LLC 99% Limited Partner)(1)	Delaware
Greens Bayou Fleeting, LLC (51%) (1)	Texas
Dixie Carriers, Inc. (subsidiary of Kirby Inland Marine, LP)(1)	Texas
Marine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)(1)	Louisiana
Rail Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)(1)	Delaware
Engine Systems, Inc. (subsidiary of Kirby Engine Systems, Inc.)(1)	Delaware
Osprey Line, L.L.C. (66 2/3%)(1)	Texas
Marine Highways, LLC (40%)(1)	Delaware

(1)	Included in the consolidated financial statements.